SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  November 2, 2004




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02      Results of Operations and Financial Condition
               ---------------------------------------------

               On November 2, 2004, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as
               Exhibit 99.1.

               The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.


ITEM 9.01      Financial Statements and Exhibits
               ---------------------------------

                (c) Exhibits

               99.1 Press release of Citizens Communications Company released November 2, 2004 announcing 2004 Third Quarter Results.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             --------------------------
                             Jerry Elliott
                             Executive Vice President and
                             Chief Financial Officer

Date: November 2, 2004

                                                        Exhibit 99.1


                                                 Citizens Communications
                                                 3 High Ridge Park
                                                 Stamford, CT 06905
                                                 203.614.5600
                                                 Web site: www.czn.net
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Contacts:
Brigid M. Smith                     Michael A. Zarrella
Assistant Vice President            Vice President
Corporate Communications            Corporate Development
203.614.5042                        203.614.5179
bsmith@czn.com                      mzarrell@czn.com

                         Citizens Communications Reports
                           2004 Third-Quarter Results

Stamford, Conn., November 2, 2004 -- Citizens Communications (NYSE:CZN) today reported third-quarter 2004 consolidated revenues of $545.4 million; consolidated operating income of $72 million; and consolidated net loss of $11.3 million. Consolidated operating income and net loss reflect $75.9 million of pre-tax expense related primarily to management succession as well as our review of financial and strategic alternatives, and consolidated net loss also reflects $20.1 million of pre-tax expense related to the early retirement of debt. The company's effective income tax rate for the first nine months of 2004 was 21.5%.

Third-quarter 2004 revenue from the company's ILEC operations was $506.2 million, compared to $511.6 million in the third quarter of 2003. The decrease is due primarily to lower access services revenues, loss of access lines and reduced long-distance revenue. These decreases were partially offset by continued increases in data and enhanced service revenues. Data service revenues increased 31% compared to the third quarter of 2003.

Average revenue per month per average number of access lines increased 1% to $71.68 in the third quarter of 2004 from $70.70 in the year-ago period.

The company's revenue generating units (which consist of access lines and high-speed data subscribers) increased 1% from a year ago as the company added a record 23,300 high-speed internet customers during the quarter and had 187,500 high speed data subscribers at September 30, 2004. The number of high-speed data subscribers has increased by 77% from a year ago. The company's primary access line count, which does not take into account high-speed data subscriptions, decreased 16,300 lines during the quarter.

ILEC operating income for the third quarter of 2004 was $71.2 million and operating income margin was 14.1 % including the effect of the expenses related to management succession and our review of financial and strategic alternatives.


                                    --MORE --

Capital expenditures for the ILEC were $66 million for the third quarter of 2004, compared to $67 million in the year-ago period.

Free cash flow increased 22% to $131 million during the third quarter of 2004 and has increased 3% to $377.4 million for the first nine months of 2004. The company's quarterly dividend represents a payout of 63% of third quarter 2004 Free Cash Flow.

In the third quarter of 2004 we retired $414 million of debt using cash on hand. We expect to save approximately $28 million per year in interest expense as a result of the retirements that occurred during the third quarter. The company has retired a total of $513.8 million of debt during 2004.

In October 2004 the company entered into a $250 million revolving credit facility that matures in 2009. This facility replaces the company's previous credit facility, which was scheduled to expire in 2006.

The company's next quarterly dividend of $0.25 per common share will be paid in cash on December 31, 2004 to shareholders of record on December 10, 2004.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.


                                    --MORE --

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.






About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###


TABLES TO FOLLOW

                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                      For the quarter ended                 For the nine months ended
                                                            September 30,                          September 30,
                                                     -------------------------      %      -----------------------------     %
(Amounts in thousands - except per-share amounts)       2004          2003       Change        2004            2003        Change
                                                     ------------------------------------  ----------------------------------------

Income Statement Data (1)
  Revenue                                              $545,393     $ 595,037        -8%     $ 1,647,952    $ 1,890,853       -13%
  Cost of services (exclusive of depreciation and
    amortization)                                        51,273        85,869       -40%         156,632        312,625       -50%
  Other operating expenses                              203,313       220,300        -8%         624,090        682,870        -9%
  Management succession and strategic alternatives
    expenses (2)                                         75,858             -       100%          90,632              -       100%
  Restricted stock based compensation                     1,615          (166)     1073%           7,013          5,720        23%
  Depreciation and amortization                         141,380       151,878        -7%         429,650        440,785        -3%
  Reserve for telecommunications bankruptcies                 -             -          -               -          2,260      -100%
  Restructuring and other expenses                            -             -          -               -          9,950      -100%
  Loss on impairment                                          -         4,000      -100%               -          4,000      -100%
  Operating income                                       71,954       133,156       -46%         339,935        432,643       -21%
  Investment and other income (loss), net               (13,651)      (24,277)       44%          16,856         55,132       -69%
  Interest expense (includes dividends on preferred
    securities)                                          90,864       104,677       -13%         286,298        323,494       -11%
  Income tax expense (benefit)                          (21,271)       (7,210)      195%          15,123         57,150       -74%
Cumulative effect of change in accounting principle (3)       -             -          -               -         65,769      -100%
Net income (loss) available to common shareholders      (11,290)       11,412      -199%          55,370        172,900       -68%

Weighted average shares outstanding                     309,732       282,838        10%         294,455        282,217         4%

Net income (loss) available to common shareholders (4) $ (0.04)     $    0.04      -200%     $      0.19    $      0.61       -69%

Other Financial Data
Total capital expenditures                             $ 67,876     $  76,056       -11%     $   201,310    $   191,658         5%
Free cash flow (5)                                      130,997       106,953        22%         377,426        365,571         3%


(1) Our Vermont distribution facilities were sold on April 1, 2004. The Gas Company in Hawaii division was sold on August 8, 2003, our Arizona gas and electric divisions were sold on August 11, 2003 and our Vermont transmission facilities were sold on December 1, 2003. The sales of these properties affect the comparability of data presented.
(2) Includes $36,618 related to stock based compensation expense for the three and nine months ended September 30, 2004.
(3)  Represents the effect of adoption of SFAS No. 143, net of tax.
(4)  Calculated based on weighted average shares outstanding.
(5) Free cash flow excludes the charge for management succession and strategic alternatives expenses. A reconciliation to the most comparable GAAP measure is presented at the end of these tables.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                         For the quarter ended                For the nine months ended
                                                              September 30,                         September 30,
                                                       --------------------------      %      ---------------------------     %
(Amounts in thousands, except operating data)             2004           2003       Change       2004           2003        Change
                                                       -------------------------------------  --------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Access services                                    $ 157,692      $ 167,321        -6%    $ 474,399       $ 503,517        -6%
     Local services                                       214,299        216,349        -1%      640,458         644,511        -1%
     Long distance services                                46,089         48,654        -5%      138,966         151,677        -8%
     Data services                                         35,913         27,491        31%      101,211          78,638        29%
     Directory services                                    27,312         26,817         2%       82,987          80,596         3%
     Other                                                 24,878         24,942         0%       82,919          76,397         9%
        ILEC revenue                                      506,183        511,574        -1%    1,520,940       1,535,336        -1%
     Electric Lightwave                                    39,210         40,416        -3%      117,277         125,228        -6%
Total revenue                                             545,393        551,990        -1%    1,638,217       1,660,564        -1%

Expenses
     Network access expense                                51,273         57,133       -10%      151,109         171,816       -12%
     Other operating expenses                             203,302        205,411        -1%      617,546         620,922        -1%
     Management succession and strategic alternatives
       expenses (1)                                        75,858              -       100%       90,632               -       100%
     Restricted stock based compensation                    1,615            (12)         -        7,013           5,637        24%
     Depreciation and amortization                        141,380        151,878        -7%      429,650         440,785        -3%
     Reserve for telecommunications bankruptcies                -              -          -            -           2,260      -100%
     Restructuring and other expenses                           -              -          -            -           9,950      -100%
Total expenses                                            473,428        414,410        14%    1,295,950       1,251,370         4%

Operating Income
     ILEC                                               $  71,191      $ 133,807       -47%    $ 337,146       $ 402,536       -16%
     ELI                                                      774          3,773       -79%        5,121           6,658       -23%

Other Financial and Operating Data
     ILEC capital expenditures                          $  65,960      $  66,968        -2%    $ 192,491       $ 161,260        19%
     ELI capital expenditures                               1,907          3,113       -39%        8,066           6,514        24%
     ILEC depreciation and amortization                   135,259        146,261        -8%      411,749         422,990        -3%
     ELI depreciation and amortization                      6,121          5,617         9%       17,901          17,795         1%


     ILEC access lines                                  2,346,018      2,404,188        -2%    2,346,018       2,404,188        -2%
     DSL subscribers                                      187,463        105,613        77%      187,463         105,613        77%
     ILEC switched access minutes of use (in millions)      2,973          3,009        -1%        8,890           9,037        -2%
     ILEC average monthly revenue per average line      $   71.68      $   70.70         1%    $   71.43       $   70.38         1%

(1)  See footnote (2) on first page.


                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                           For the quarter ended                           For the nine months ended
                                               September 30,                                   September 30,
                                          ----------------------------      %           -------------------------------      %
(Amounts in thousands)                       2004             2003        Change            2004              2003         Change
                                          -----------------------------------------     --------------------------------------------
 GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                        $ -        $ 43,047        -100%           $ 9,735         $ 230,289         -96%
Gas, electric energy and fuel oil purchased      -          28,736        -100%             5,523           140,809         -96%
Other operating expenses (2)                    11          14,889        -100%             6,544            61,948         -89%
Restricted stock based compensation              -            (154)       -100%                 -                83        -100%
Loss on impairment                               -           4,000        -100%                 -             4,000        -100%
Operating income (loss)                        (11)         (4,424)       -100%            (2,332)           23,449        -110%

Other Financial Data
Capital expenditures                             -           5,927        -100%               573            23,364         -98%


(1)  See footnote (1) on first page.
(2) 2004 quarterly data consists principally of post-sale activities associated with the completion of our utility divestiture program. These costs could not be accrued as a selling cost at the time of sale. The Company believes it has an adequate provision for its remaining post-divestiture liabilities. We do not anticipate any material future costs associated with these activities.


                         Citizens Communications Company
                    Condensed Consolidated Balance Sheet Data
                                   (unaudited)

(Amounts in thousands)
                                                            September 30, 2004     December 31, 2003
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   199,027           $   583,671
    Accounts receivable and other current assets                        266,100               294,636
    Assets held for sale                                                      -                23,130
                                                           ---------------------  --------------------
      Total current assets                                              465,127               901,437

Property, plant and equipment, net                                    3,375,980             3,525,640

Other long-term assets                                                3,156,423             3,267,212
                                                           ---------------------  --------------------
           Total assets                                             $ 6,997,530           $ 7,694,289
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                                  $ 6,366              $ 88,002
    Accounts payable and other current liabilities                      441,573               489,624
    Liabilities related to assets held for sale                               -                11,128
                                                           ---------------------  --------------------
      Total current liabilities                                         447,939               588,754

Deferred income taxes and other liabilities                             841,030               833,473
Equity units                                                                  -               460,000
Long-term debt (1)                                                    4,324,817             4,195,629
Mandatorily Redeemable Convertible Preferred Securities (1)                   -               201,250
Shareholders' equity                                                  1,383,744             1,415,183
                                                           ---------------------  --------------------
           Total liabilities and equity                             $ 6,997,530           $ 7,694,289
                                                           =====================  ====================


(1) In accordance with FASB Interpretaion No. 46R, the Mandatorily Redeemable Convertible Preferred Securities are classified as debt effective January 1, 2004.


                    Citizens Communications Company
                 Condensed Consolidated Cash Flow Data
                              (unaudited)

(Amounts in thousands)
                                                                        For the nine months ended September 30,
                                                                        ---------------------------------------
                                                                              2004                 2003
                                                                        ------------------   ------------------

Income before cumulative effect of change in accounting principle            $     55,370            $ 107,131
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization expense                                        429,650              440,785
     Gain on expiration/settlement of customer advances                           (25,345)              (6,165)
     Gain on capital lease termination/restucturing                                     -              (65,724)
     Stock based compensation expense                                              43,631                5,720
     Loss on extinguishment of debt                                                20,368               10,704
     Loss on impairment                                                                 -                4,000
     Other                                                                         14,660               78,726
                                                                        ------------------   ------------------
Net cash provided by continuing operating activities                              538,334              575,177

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                        59,045              380,735
     Capital expenditures                                                        (201,310)            (191,658)
     Other                                                                        (26,715)                (770)
                                                                        ------------------   ------------------
Net cash used by investing activities                                            (168,980)             188,307

Cash flows from financing activities:
     Dividends paid                                                              (747,937)                   -
     Long-term debt payments                                                     (513,798)            (551,425)
     Premiums paid to retire debt                                                 (20,368)             (10,704)
     Issuance of common stock                                                     530,197               10,357
     Other                                                                         (2,092)              (7,765)
                                                                        ------------------   ------------------
Net cash used by financing activities                                            (753,998)            (559,537)

Increase (decrease) in cash and cash equivalents                                 (384,644)             203,947
Cash and cash equivalents at January 1,                                           583,671              393,177
                                                                        ------------------   ------------------

Cash and cash equivalents at September 30,                                   $    199,027            $ 597,124
                                                                        ==================   ==================


                                                                                                                   Schedule A

Reconciliation of Non-GAAP Financial Measures
                                                                     For the quarter ended              For the nine months ended
                                                                           September 30,                       September 30,
                                                               -------------------------------       -----------------------------
(Amounts in thousands)                                               2004             2003                2004             2003
                                                               --------------   --------------       ---------------   -----------

Net Income (Loss) Available to Common Shareholders to
-----------------------------------------------------
   Free Cash Flow; Net Cash Provided by Operating Activities
   ---------------------------------------------------------

Net income (loss) available to common shareholders                $ (11,290)       $  11,412           $  55,370        $ 172,900

 Add back:
    Depreciation and amortization                                   141,380          151,878             429,650          440,785

   Income tax expense (benefit)                                     (21,271)          (7,210)             15,123           57,150

   Management succession and strategic alternatives expenses         75,858                -              90,632                -

   Restricted stock based compensation                                1,615             (166)              7,013            5,720

   Loss on impairment                                                     -            4,000                   -            4,000

Subtract:
   Cash paid for income taxes                                         1,070            1,182               2,196            2,425

   Investment and other income (loss), net                          (13,651)         (24,277)             16,856           55,132

   Cumulative effect of change in accounting principle                    -                -                   -           65,769

   Capital expenditures                                              67,876           76,056             201,310          191,658

                                                              --------------    -------------       -------------     ------------
Free cash flow                                                      130,997          106,953             377,426          365,571

 Add back:
    Deferred income taxes                                           (20,484)         (13,103)             15,123           91,488

    Other non-cash adjustments                                       54,155           33,203              37,738          (43,803)

    Investment and other income (loss), net                         (13,651)         (24,277)             16,856           55,132

    Cash paid for income taxes                                        1,070            1,182               2,196            2,425

    Capital expenditures                                             67,876           76,056             201,310          191,658

Subtract:
    Changes in current assets and liabilities                        (9,918)         (44,027)               (453)          24,424

    Income tax expense (benefit)                                    (21,271)          (7,210)             15,123           57,150

    Management succession and strategic alternatives expenses        75,858                -              90,632                -

    Restricted stock based compensation                               1,615             (166)              7,013            5,720

                                                              --------------    -------------       -------------     ------------
Net cash provided by operating activities                         $ 173,679        $ 231,417           $ 538,334        $ 575,177
                                                              ==============    =============       =============     ============